EXHIBIT 32.2

BOYD GAMING CORPORATION

CERTIFICATION

In connection with the periodic report of Boyd Gaming Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Ellis Landau, Executive Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Boyd Gaming Corporation and will be retained by Boyd Gaming Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: November 8, 2004	/s/ ELLIS LANDAU
Ellis Landau
Executive Vice President and
Chief Financial Officer

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